AGREEMENT

                Agreement dated June 12, 1997 among Transnational
            Industries, Inc. ("Guarantor"), Spitz, Inc. ("Obligor")
                        and Comerica Bank ("Comerica").

      The parties agree:

      1. As of the date of this Agreement, Obligor and Guarantor are indebted to Comerica as of June 12, 1997, as follows:

     Maker           Note        Principal       Interest
-------------------------------------------------------------
    Obligor       Revolving          0              0
    Obligor          Term      $1,352,000.00    $4,349.33
   Guarantor         Term        $21,782.68         $0

plus fees and expenses (the "Indebtedness"). In addition, Comerica is the holder of a Stock Subscription Warrant ("Warrant") dated as of April 1, 1994 to purchase 2,178,268 shares of common stock of Guarantor.

       2. Concurrently with execution of this Agreement, Obligor and Guarantor shall pay $1,235,849.33 to Comerica in immediately available funds (consisting of principal of $1,230,000, accrued interest of $4,349.33 and fees and expenses of $1,500).

       3. Obligor and Guarantor acknowledge that the Revolving Credit Loan has expired and that Comerica has no obligation to lend to Obligor and Guarantor under that facility or otherwise.

       4.  Obligor  and  Guarantor  have  prepared  certain  UCC-3   termination
        statements for execution by Comerica, as scheduled on Exhibit A. Upon receipt from Comerica, Obligor and Guarantor accept the responsibility and expense of filing all such UCC-3 termination statements.

       5. Upon fulfillment of the requirements of the Obligor and Guarantor in paragraph 2, Comerica shall, subject to paragraph 7 below, accept the payment under paragraph 2 as payment in full of the Indebtedness and shall:

                 (a) execute and deliver to Obligor or its designee the UCC-3 termination statements identified on Exhibit A;

                 (b)  return to Guarantor the Warrant;

                 (c) return to the  respective  obligors the $500,000  Revolving
                   Credit Note by Obligor dated April 1, 1994, the $1,800,00

                                      (1)

                  Convertible Term Note by Obligor dated April 1, 1994 and the $21,782.68 Term Note by Guarantor dated April 1, 1994, each marked "PAID".

       6. Obligor and Guarantor understand that Comerica may have to report the cancellation of indebtedness to the Internal Revenue Service.

       7. The Indebtedness may not represent all amounts owing to Comerica because of returned items, insufficient funds checks, partial credits and provisional credits taken into consideration in calculating the Indebtedness, and because of any disgorgements of any nature, required to be made by Comerica in the future based on the avoidance of any previous payments to Comerica on the Indebtedness, whether such avoidance is pursued under the United States Bankruptcy Code or otherwise (collectively, the "Adjustments"). Because of the possibility of Adjustments, Obligor and Guarantor agree to indemnify Comerica from any and all losses or deficiencies caused by any Adjustments which arise (at any time), and agree to pay, and hold Comerica harmless with respect to all Adjustments.

       8. In consideration of Comerica's acceptance of a discounted payment of the Convertible Term Note by Obligor dated and the Term Note by Guarantor and its return of the Warrant, Obligor and Guarantor knowingly and voluntarily release Comerica, its employees, agents, affiliates, subsidiaries, successors and assigns, from any claim, right or cause of action which now exists or hereafter arises as a result of such acts, omissions or events occurring prior to the date hereof, whether known or unknown, arising from or in any way related to the Indebtedness, the Loan Documents or the relationship among Comerica, Obligor and Guarantor or any of them. Obligor and Guarantor shall also defend and hold harmless Comerica from any claim or damages of Obligor and Guarantor, or any of them, or any third party against Comerica arising from or relating to the Indebtedness, the Loan Documents, this Agreement or the business relationship among the Comerica Obligor and Guarantor.

       9. The parties covenant and agree to execute and deliver all such documents and to take all such further actions, including the provision of information, as the other may reasonably deem necessary, from time to time, to carry out the intent and purpose of this Agreement and to consummate the transaction contemplated.

       10. The agreements, representations and warranties of the parties shall survive the consummation of the assignment.



                                      (2)

       11. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to conflicts of laws.

       12. This Agreement sets forth the entire agreement and understanding of the parties, and supersedes all prior agreements and understanding between the parties with respect to the assignment. This Agreement shall be binding on, and inure to the benefit of, the parties and their heirs, successors and assigns.

       13. This Agreement may be signed in counterparts, each of which shall be an original and both of which taken together shall constitute one agreement.

       14. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.



                          TRANSNATIONAL INDUSTRIES, INC.




                       By:/s/ Charles H. Holmes Jr.

                      Its: President


                          SPITZ, INC.



                       By:/s/ Charles H. Holmes Jr.

                      Its: President


                          COMERICA BANK



                       By:/s/ Timothy K. McLaughlin

                      Its: Vice President

                                      (3)